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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date Earliest Event Reported) September 17, 2001

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                           IVP TECHNOLOGY CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)

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    Nevada                                    000-30397            65-6998896
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(State of other jurisdiction of              (Commission        (I.R.S. Employer
incorporation or organization Number)        File Number)        Identification

      Suite 401, 2275 Lakeshore Boulevard, Toronto, Ontario M8V 3Y3 Canada
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  (Address of principal executive offices)                        (Zip Code)

                                 (416) 255-7578
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                (Registrant's Executive Office Telephone Number)

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          (Former name or former address, if changed since last report)




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Item 1.  Changes in Control of Registrant.

                  Not applicable.

Item 2.  Acquisition or Disposition of Assets.

                  Not applicable.

Item 3.  Bankruptcy or Receivership.

                  Not applicable.

Item 4.  Changes in Registrant's Certifying Accountant.

                  Not applicable.

Item 5.  Other Events and Regulation FD Disclosure.

         On November 16, 2001, IVP Technology Corporation ("we," "us," "our," the "company," or "IVP") held its Annual Meeting of Shareholders. At the Annual Meeting, the shareholders of the IVP:

         (1) ratified an amendment to our Articles of Incorporation to increase the number of shares of common stock we are authorized to issue to 150,000,000 shares and add a class of blank check preferred stock consisting of 50,000,000 shares.

         (2) elected five (5) directors; and

         (3) ratified the Board's selection of Weinberg & Company, P.A.. as our auditors for the fiscal year ending December 31, 2001.

         On December 5, 2001, the members of the Board of Directors elected at the Annual Meeting held a meeting and, among other things, appointed new officers.

         Set forth below are brief biographies of the Directors elected and the officers appointed at the December 5, 2001 Board of Directors meeting:

Brian MacDonald -Director, President and CEO

Mr. MacDonald has been involved in the software industry since 1995 when he joined with Mr. Peter Hamilton and others to launch Lava Systems Inc. Prior to its sale in 1998 to OpenText Inc. Lava Systems Inc. was a multinational software company in engaged in document management, imaging and work flow space with offices in Toronto, Chicago, London, and Sydney. As its EVP Corporate Development and for a time, its Chief Financial Officer, Mr. MacDonald assisted Lava Systems in raising financing of over CAD 36 million, and in taking Lava Systems public on the Toronto Stock Exchange. He also negotiated and acquired four companies; three in the



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U.K. and one in Australia and negotiated many VAR and large-scale license agreements for software distribution.

         In 1999 he co-founded, with Mr. Hamilton, Springboard Technologies Solutions Inc, a Toronto based network solutions, web applications developer and business consulting firm for mid sized businesses and non-profit organizations. Springboard develops applications that create or assist processes that enhance productivity and profitability. Mr. MacDonald is currently President and CEO of Springboard Technology.

Mr. MacDonald is currently the President and CEO and co-founder of International Technology Marketing Inc, a recently organized corporation formed for the purpose of entering into the transaction with IVP.

Mr. MacDonald obtained his Honors BA in Political Science from the University of Alberta in 1974, and his Masters of Arts in Public Policy and Political Science from the University of British Columbia in 1979. Mr. Macdonald is also a Fellow of the Institute of Canadian Bankers - Hons.

Peter Hamilton  - Director,  Senior Vice President - Sales- Europe

         Mr. Hamilton has been involved in the software industry since 1984. He currently is the Vice- President and co-founder of International Technology Marketing Inc, a recently organized Corporation formed for the purpose of entering into the transaction with IVP. Most recently, Since 1999, he served as the Vice-President Sales and Consulting of Springboard Technology Solutions Inc. Springboard is a network solutions, web applications developer and business consulting firm for mid sized businesses and non-profit organizations. Springboard develops applications that create or assist processes that enhance productivity and profitability. Prior to joining Springboard, from 1995 to 1998, Mr. Hamilton was the President, Chief Executive Officer and majority shareholder of Lava Systems Inc. Lava Systems was a multinational software company engaged in the document management, imaging and work flow space that designed and built a software product that captured a number of international awards. During his tenure at Lava, he participated in raising financing of over CAD 36 million and in taking Lava Public on the Toronto Stock Exchange. While he was President of Lava, he oversaw the company's expansion of its operations into Europe, Australia, U.S. and Canada and developed business partners located in South America, South Africa, the Middle East and Scandinavia.

         From 1990 to 1995, Mr. Hamilton served in several executive and board capacities For SoftKey Software International a publicly traded company on the New York Stock Exchange. Prior to leaving SoftKey, he was the Senior Vice President of Operations and was responsible for operating all aspects of that company's business, including manufacturing, product distribution, information systems, finance, customer support, technical support and product data management/ marketing. At SoftKey, he was responsible for integrating 18 new businesses into SoftKey's operations.



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Dr. Michael Robert Sidrow- Director

         Dr. Sidrow is widely recognized as a visionary leader and a driving force in developing business/IT strategies. For the past year Dr. Sidrow has served as the Executive Vice President / Operations and Sales in the San Diego office of Ranger Online Inc., a company that provides internet intelligence, surveillance and brand management services to leading corporations and governments around the world. Prior to joining Ranger, Dr. Sidrow founded LaRRK Digital; a company specialized in helping businesses design and implement high performance e-commerce infrastructures and manage their resulting business operations. Dr Sidrow has also held senior management positions with Predicate Logic, a San Diego-based company with a suite of automated data mining and reporting software products and with Booz-Allen's World Technology Business in San Diego where he was latterly a Principal in the company.

         Dr. Sidrow is a Captain in the U.S. Naval Reserve. With 22 years of reserve- and active service, he has in-depth knowledge of the government IT-market and programs. Over the past 14 years, his government clients have included major military, state and local government clients. In the course of his career, Dr. Sidrow's work has centered on the collection and use of information. He has developed state-of-the-art wireless capabilities for military applications. He has designed and implemented data collection for law enforcement agencies. From a strategy perspective, Dr. Sidrow has orchestrated corporate turnarounds, has overseen rapid growth, and built successful companies from start-up to acquisition.

         As a member of the San Diego Regional Technology Alliance he spearheaded high-level strategic planning for a number of small businesses. In community-related economic development work, Dr. Sidrow served as the Co-Chair of The San Diego Defense and Space Technology Industry Cluster. He was a Member of the Advisory Board of the San Diego Science and Technology Council and a Member of the Board of Directors of the San Diego Regional Economic Development Corporation, the San Diego Regional Technology Alliance and the East County Economic Development Council. For the San Diego Chapter of the National Security Industrial Association, he served as Chairman of the Navy's Research and Development Division's Executive Forum. He holds his Ph.D. from the University of California Riverside.

Robert M. King  - Director

         Mr. King is the Senior Vice President, for Magis Networks, Inc. ("Magis") overseeing business & product development. Magis is involved in the development of technology that will distribute multiple streams of broadband video, audio and data to any device in the office or home. Mr. King has over 20 years experience in business and product management at Motorola, General Instrument, SAIC and ACTV. He co-founded three technology based start-ups. Mr. King also directed the development and launch of a video e-mail messaging product, and helped position the product as the #1 system in its category at the time. For General Instrument Corporation (Motorola), Mr. King established and built the Private Networks Business Unit. He successfully introduced the first digital, interactive broadband products to Fortune 50 companies including Ford Motor Company, Merrill Lynch, Wal-Mart, Target Stores, PBS, and Microsoft. While at ACTV, he negotiated funding for and led its Hyper TV division, which developed a Java-based product for TV/Internet-based applications. Mr. King was also responsible for



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incorporating ACTV's interactive technology into General Instrument's digital set-top box environment. Mr. King served seven years with Science Applications International Corporation (SAIC), where he held numerous divisional and corporate positions including Director, Telecommunications and Information Systems. He was responsible for landing the first contracts in the commercial telecommunications / information systems marketplaces for SAIC, and led the key partnerships with Bellcore (acquired by SAIC in 1996), HP, Sun and Sprint. During that time, Mr. King also served on the executive committee for Advanced Intelligent Networks (AIN) for Bellcore. Prior to SAIC. Mr. King spent eight years at Motorola Communications and Electronics, Inc. and held various senior-level management positions developing new wireless communication products and markets, including the first implementations of secure wireless applications.

         Mr. King is currently active on numerous advisory boards of technology-based companies. Mr. King graduated from the University of Massachusetts.

J. Stephen Smith - Director

         Mr. Smith has over 30 years experience in planning, directing and managing major projects in such diverse fields as radar system development; electronic intelligence system design, installation and operation; ship design and acquisition and Document Management System (DMS) development and applied solutions.

         Mr. Smith retired as a Navy Captain after 24 years of service. He then served as VP for Operations for CDI Marine, the nation's largest marine engineering firm. After seven years with CDI Marine, Mr. Smith joined ROH, Incorporated in 1989. He has served ROH as Director of Engineering, Vice President and was promoted to President in 1996. ROH is a diverse professional services company specializing in DMS solutions, web site development and applications and a broad range of support for the US Navy ship acquisition program.

         Mr. Smith graduated with a Bachelor of Business Administration, University of Notre Dame, 1959, a Master of Science, Electronics Engineering, U.S. Naval Postgraduate School, 1965 and is also a graduate of the Executive Development Program, Pennsylvania State University, 1976.

Mr. Kevin Birch - Senior Vice President and Chief Technology Officer

         Kevin has gained extensive experience architecting, developing and managing many complex software development projects in sectors as diverse as financial services, leisure products, health care and non-profit organizations in Canada and the United States. Prior to joining Springboard, Kevin spent several years as an Interface Architect with HealthLink Clinical Data Network. Prior to joining Springboard Technology in January 2001, Mr. Birch operated MDI Solutions a company that supplied services to the HealthCare information market and eventually branched out to eBusiness solution development and network consulting. From 1996 to 1998 Mr. Birch was employed by HealthLink as a Software Developer, Interface Architect where he managed a team of consultants responsible for the development and support of information system interfaces in major health care facilities in Ontario and across Canada.



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Geno Villella - Vice President - Integration Services

         Mr. Villella has over 20 years experience in mainframe and distributed systems infrastructure deployment with business experience gained at James River Corporation and Insight Business Consultants. Mr. Villella joined Springboard Technology Solutions Inc. in 1999. Prior to that he was with Lava Systems inc. as its Director of world wide Internal Technologies from 1997.

         Mr. Villella is a graduate of Ryerson University with a degree in Business Administration and Computer Science.

Sherry Bullock - Vice President - Marketing

         Ms. Bullock joined Springboard Technology Solutions in 2000 and is a shareholder in International Technology Marketing Inc. Sherry is an experienced project manager, marketing strategist and program manager who heads up Springboard's Internet and e-commerce marketing group. Sherry has had over 20 years experience developing North American marketing campaigns from direct mail/email through to programs designed to increase web traffic and customer access through web and email based marketing techniques. From 1996 to 1999 Sherry was an Operations Manager with Telsor Canada Ltd where she was responsible for the development of marketing projects and the successful launch of products in the Canadian marketplace. From 1989 to 1996 she was a project manager with AppliCan Marketing Systems Inc. and from 1986 to 1988 she was co-founder of a small electronics distributor and manufacturer.

Item 6.  Resignations of Registrant's Directors.

                  Not applicable.

Item 7.  Financial Statements and Exhibits.

                  Not applicable.

Item 8.  Change in Fiscal Year.

                  Not applicable.

Item 9.  Regulation FD Disclosure.






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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        IVP TECHNOLOGY CORPORATION
Dated: December 20, 2001

                                        By: /s/ Brian MacDonald
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                                              Brian MacDonald, President



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